UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2024

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5005 McConnell Avenue Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Introductory Note

As Armata Pharmaceuticals, Inc. (the “Company” or “Armata”) continues developing and advancing a broad pipeline of natural and synthetic phage candidates, including clinical candidates for Pseudomonas aeruginosa, Staphylococcus aureus, and other pathogens, it is providing an update on a number of recent corporate developments in addition to the items set forth on Item 1.01 and Item 5.02 below. With the completion of three Phase 2 trials, the Company is entering a new stage of clinical development, including preparing for two potential Phase 3 licensure-supporting trials in 2025, requiring a clinical and regulatory team with experience in the preparation and execution of End of Phase 2, Phase 3, and Biologics License Application. In furtherance of this corporate progress, Armata has recently hired David House to lead its finance team and Arwa Shurrab to lead its regulatory strategy and operations. Both Mr. House and Ms. Shurrab bring extensive industry experience, including in areas that will be critical for the Company moving forward and will complement our Chief Executive Officer’s (Deborah L. Birx, M.D.) experience in implementing Phase 3 clinical trials.

Item 1.01	Entry into a Material Definitive Agreement.

On November 12, 2024, the Company entered into amendments to (i) that certain credit and security agreement (as amended, the “Credit Agreement”), dated as of July 10, 2023, by and among the Company, as borrower, Innoviva Strategic Opportunities LLC (“Innoviva”), as lender, and certain domestic subsidiaries of the Company, as guarantors (the “Second Amendment to Credit Agreement”) and (ii) that certain convertible credit and security agreement (as amended, the “Convertible Credit Agreement”), dated as of January 10, 2023, by and among the Company, as borrower, Innoviva, as lender, and certain domestic subsidiaries of the Company, as guarantors (the “Third Amendment to Convertible Credit Agreement” and together with the Second Amendment to Credit Agreement, the “Amendments”). Pursuant to the Amendments, the parties agreed to extend the maturity dates of the Credit Agreement and Convertible Credit Agreement to January 10, 2026.

The foregoing descriptions of the Second Amendment to Credit Agreement and the Third Amendment to Convertible Credit Agreement are qualified in their entirety by the full text of such documents, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 13, 2024 (the “Termination Date”), the Company terminated the employment of Mina Pastagia, M.D. (“Dr. Pastagia”), Chief Medical Officer of the Company, effective as of the close of business on the Termination Date. The Company is grateful to Dr. Pastagia and wishes her well in her future endeavors.

Pursuant to the terms of her employment agreement, in consideration for Dr. Pastagia’s general release of claims in favor of the Company and its affiliates, Dr. Pastagia is eligible to receive continued payment of her base salary for twelve (12) months following the Termination Date.

The Company and Dr. Pastagia are currently negotiating the terms of her separation agreement that will be finalized at a later date.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

10.1	Second Amendment to Credit and Security Agreement, dated as of November 12, 2024, by and among the Issuer, Innoviva Sub and the other parties thereto.

10.2	Third Amendment to Secured Convertible Credit and Security Agreement, dated as of November 12, 2024, by and among the Issuer, Innoviva Sub and the other parties thereto.

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2024	Armata Pharmaceuticals, Inc.

	By:	/s/ David House
	Name:	David House
	Title:	Senior Vice President, Finance and Principal Financial Officer